                                                                Exhibit 99(c)(2)

[Goldman Sachs Logo]

Presentation to the Special Committee


Project SunBear


Goldman, Sachs & Co.
May 6, 2001

Table of Exhibits

                                                                Exhibit
                                                                -------

            Overview of Proposed Transaction                       1

            Overview of Neptune                                    2

            Overview of Market Performance                         3

            Analysis of 1998 Neptune Merger                        4

            Valuation:

               Neptune Valuation                                   5

               Competitive Merger Analysis                         6

            Analysis of Comparable Transactions                    7

Summary of Merger Consideration
(dollars in millions, except per share data)

              --------------                --------------------------------
              Consideration:                Premium to Neptune Market Price:
              --------------                --------------------------------

Offer Price per Share           $35.00      All-time High (1/29/01)     28.4%
Implied Consideration:                      52-Week Low (6/23/00)      150.0
    Shares Outstanding (a)      $4,365
    Options (a)                     93      One Day Prior (5/4/01)      40.1%
                                -------
      Total Consideration (b)   $4,458      One Week Prior (4/27/01)    40.9
                                =======
    % Currently Owned by Blue     45.0%     One Month Prior (4/4/01)    47.6

                             ----------------------
                             Transaction Multiples:
                             ----------------------

Earnings per Share:
  GAAP:                                  Cash:
      LTM (3/01)                  19.0x     LTM (3/01)                  17.0x
      2001E (C)                   18.4      2001E (c)                   16.2
      2002E (C)                   16.3      2002E (c)                   14.5

At 3/31/01:
      Book Value                   2.1x
      Tangible Book Value          3.4

                       -----------------------------------
                       Jupiter Accretion / (Dilution) (c):
                       -----------------------------------

2001E:                                    2002E:
   GAAP EPS                       (0.8)%      GAAP EPS                  (0.4)%
   Cash EPS                        1.0        Cash EPS                   1.3

----------------------------------------
(a) Based on basic shares outstanding of 124.7mm and outstanding options of 5.1mm with an average exercise price of $16.58.
(b)   For 100% of the Company.
(c)   I/B/E/S median estimates.

Summary of Key Terms

-----------------
Price:              o $35.00 per share in cash
-----------------

-----------------
Management:         o Top four senior executives to sign employment agreements
-----------------

-----------------
Termination Fee:    o $100mm, if a sale to a third party is consummated
-----------------

-----------------
Key Contract        o Approval by 2/3 of shareholders (40% of public float)
Provisions:         o Fiduciary out
-----------------

-----------------
Expected Closing:   o August 30th, 2001
-----------------

Summary of Financial Data for Neptune
(dollars in millions, except per share data)

                                                     At or For the Year Ended December 31,
                                         -----------------------------------------------------------
                                         1996          1997          1998         1999          2000
                                         ----          ----          ----         ----          ----

Balance Sheet:
  Assets                             $    8,642    $    8,880    $   15,929    $   16,681    $   18,457
  Deposits                                6,507         6,790        12,043        12,878        14,128
  Equity                                    753           801         1,746         1,843         1,989

Profitability:
  Reported Net Income                $       85    $       93    $       84    $      172    $      216
  Normalized Net Income (a)                  85            93           106           184           217
  Cash Earnings (a)                          91           100           117           217           250

  Return on Tangible Common Equity         14.9%         15.1%         16.3%         19.7%         20.3%
  Net Interest Margin                      4.63          4.77          4.81          4.76          4.75

  Fee Income Ratio                         22.7%         24.0%         25.0%         23.8%         23.9%
  Efficiency Ratio (b)                     64.5          65.5          62.5          54.5          51.5

Capital Adequacy:
   TCE/TA                                  7.31%         7.76%         6.81%         7.28%         7.49%
   Tier 1 Capital Ratio                    8.49          9.63          8.32          8.80          9.73
   Total Capital Ratio                    11.93         11.87         10.18         10.56         11.39

Asset Quality:
   NPA/Total Loans + OREO                  2.20%         1.94%         1.42%         1.15%         0.99%
   NPL/Total Loans (c)                     1.79          1.47          1.14          0.93          0.79

   Reserve/NPL (c)                         81.4%         90.7%        116.3%        138.7%        155.7%
   Net Charge-Offs/Avg. Loans              0.42          0.33          0.31          0.42          0.37

Per Share Data:
   Book Value                        $    10.85    $    11.30    $    14.15    $    14.79    $    15.97
   Diluted Reported EPS                    1.20          1.29          1.05          1.38          1.73
   Diluted Normalized EPS (a)              1.20          1.29          1.32          1.48          1.74
   Diluted Normalized Cash EPS (a)         1.28          1.38          1.46          1.74          2.00
   Dividends                               0.57          0.58          0.58          0.62          0.68

                                         Quarter Ended                CAGR
                                      ----------------------
                                      3/31/2000    3/31/2001         1999-00
                                      ---------    ---------         -------

Balance Sheet:
  Assets                             $   17,528    $   19,419          10.6%
  Deposits                               13,326        14,710           9.7
  Equity                                  1,870         2,045           7.9

Profitability:
  Reported Net Income                $       49    $       62          25.5%
  Normalized Net Income (a)                  49            64          18.3
  Cash Earnings(a)                           58            65          15.4

  Return on Tangible Common Equity         19.9%         22.3%
  Net Interest Margin                      4.82          4.58

  Fee Income Ratio                         23.1%         39.0%
  Efficiency Ratio (b)                     53.4          52.9

Capital Adequacy:
   TCE/TA                                  7.05%         6.90%
   Tier 1 Capital Ratio                    8.63            NA
   Total Capital Ratio                    10.34            NA

Asset Quality:

   NPA/Total Loans + OREO                  1.10%         1.04%
   NPL/Total Loans (c)                     0.89          0.89

   Reserve/NPL (c)                        141.7%        146.9%
   Net Charge-Offs/Avg. Loans              0.09          0.15

Per Share Data:
   Book Value                        $    15.00    $    16.40           8.0%
   Diluted Reported EPS                    0.40          0.49          25.2
   Diluted Normalized EPS (a)              0.40          0.51          17.3
   Diluted Normalized Cash EPS (a)         0.46          0.52          14.9
   Dividends                               0.17          0.19           9.7

----------------------------------------
Source: Company financial reports.
(a)   Adjusted to exclude extraordinary and non-recurring items.
(b)   Excludes amortization of intangibles.
(c)   Nonperforming loans include loans 90 days past due.

Overview of Management Projections
(dollars in millions, except per share data)

                                                   Management Projections              CAGR's
                                                   ----------------------    -------------------------
                                           2000A    2001    2002    2003     2000-01  2000-03  2001-03
                                           -----   ------   ----   ------    -------  -------  -------

Net Interest Income                        $ 747   $ 783   $ 858   $ 914       4.8%     6.9%     8.0%
Provision for Credit Losses                   60      71      67      69      17.5      4.5     (1.4)
                                           -----   -----   -----   -----
    Net Interest Income, Net of Provision    687     712     791     845       3.7      7.2      8.9
                                           -----   -----   -----   -----

Noninterest Income:
    Service Charges on Deposits               75      85      94     114      13.8     15.1     15.8
    Securities Transactions                   --      41      --      --        NM       NM       NM
    Trust Revenue                             36      35      39      42      (3.2)     5.1      9.5
    Other                                    105     110     123     133       4.8      8.2     10.0
                                           -----   -----   -----   -----
       Total Noninterest Income              216     271     256     289      25.7     10.2      3.2
                                           -----   -----   -----   -----

Operating Revenues:
    Salaries and Benefits                    240     265     283     304      10.3      8.2      7.1
    Occupancy and Equipment                   63     100      95     106      59.5     19.1      3.0
    Intangible Amortization                   37      42      44      44      14.8      6.3      2.4
    Other                                    194     173     183     191     (11.0)    (0.6)     5.1
                                           -----   -----   -----   -----
       Total Noninterest Expenses            534     580     605     645       8.6      6.5      5.5
                                           -----   -----   -----   -----

Pre-tax Income                               368     403     442     489       9.5      9.9     10.1
Provision for Income Taxes                   152     162     177     196       6.1      8.7     10.0
                                           -----   -----   -----   -----
    Reported Net Income                    $ 216   $ 242   $ 265   $ 293      11.8%    10.7%    10.1%
                                           =====   =====   =====   =====
    Adjusted Net Income                    $ 217   $ 244   $ 265   $ 293      12.5%    10.5%     9.6%
                                           =====   =====   =====   =====
Diluted Shares Outstanding                 125.0   126.3   126.4   127.3

Diluted Earnings Per Share:
    Reported                               $1.73   $1.92   $2.10   $2.30      10.7%    10.0%     9.7%
    Adjusted                                1.74    1.93    2.10    2.30      11.1      9.9      9.3
    Cash                                    2.00    2.20    2.36    2.56      10.0      8.6      7.9

Memo:
    I/B/E/S Estimates (a)                     --   $1.90   $2.15      --        NM      8.5%     8.5%

Summary Ratios:
    Tangible ROE                            20.3%   18.9%   19.5%   19.9%
    Efficiency Ratio                        51.5    51.0    50.3    50.0

----------------------------------------
Source: Management projections.
(a) Represents GAAP net income. CAGR's for 2000-03 and 2001-03 are I/B/E/S long-term growth estimates.

Comparison of Selected West Coast Banks
(dollars in millions, except per share data)

                                                                             Price as a Multiple of:
                                                                 -----------------------------------------------
                                                                    GAAP (a)             Cash (a)
                               Price as of    % of     Market    ---------------     ----------------   Tangible
          Name                 (05/04/01)   52-W High   Cap.     2001E     2002E     2001E      2002E      BV
          ----                 ----------   ---------   ----     -----     -----     -----      -----      --

Neptune                           $24.98        92%   $ 3,115    13.1x     11.6x     11.6x     10.4x      2.4x
Wells Fargo & Company             $47.30        85%   $81,287    16.6x     14.6x     14.4x     12.9x      5.0x
U.S. Bancorp                       22.68        83     43,212    13.0      11.2      11.4      10.0       4.3
Comerica Incorporated              52.70        81      9,383    11.0      10.0      10.6       9.7       2.3
Zions Bancorp                      54.75        87      5,040    16.8      15.0      14.9      13.4       3.7
UnionBanCal Corporation            29.80        85      4,725    10.0       8.5       9.7       8.3       1.4
City National Corporation          39.55        97      1,886    13.4      12.2      11.9      10.9       3.2
Pacific Century Financial Corp.    23.48        100     1,860    15.7      10.9      13.5       9.8       1.6
Westamenca Bancorporation          37.70        86      1,345    16.0      14.9      15.6      14.6       4.3
Silicon Valley Bancshares          27.46        43      1,359    11.4      10.1      11.4      10.1       2.1
Pacific Capital Bancorp            28.00        92        744    12.2      10.9      11.9      10.7       2.4

================================================================================================================
   Median                                                        13.2x     11.1x     11.9x     10.4x      2.8x
================================================================================================================

                               2002 PE/                                    NPA/
                                  LT                 Cash    Efficiency  (Loans+
          Name                  Growth     TCE/TA    ROE     Ratio (b)    REO)
          ----                  ------     ------    ---     ---------    ----

Neptune                          1.4x       6.9%     20.9%     51.4%      1.0%
Wells Fargo & Company            1.1x       6.0%     31.9%     56.0%      0.9%
U.S. Bancorp                     0.9        6.5      37.6      45.4       1.2
Comerica Incorporated            1.0        8.1      24.3      45.8       1.3
Zions Bancorp                    1.1        5.9      27.4      58.2       0.8
UnionBanCal Corporation          0.9        9.7      12.1      51.5       1.8
City National Corporation        1.1        6.7      27.7      53.1       1.0
Pacific Century Financial Corp.  1.4        8.8       9.6      58.2       1.5
Westamenca Bancorporation        1.4        7.8      27.0      44.3       0.4
Silicon Valley Bancshares        0.7       12.8      29.6      45.6       1.2
Pacific Capital Bancorp          1.0        7.8      20.6      55.7       0.9

===============================================================================
   Median                        1.0x       7.8%     27.2%     52.3%      1.1%
===============================================================================

----------------------------------------
Source: Company financials as of 3/31/01 or latest available. Prices per FactSet.
(a)   I/B/E/S median estimates.
(b) Non-Interest Expense / (Net Interest Income + Non-Interest Income). Adjusted to exclude non-recurring items and intangible amortization.

Overview of Market Performance

Annotated Price History


[Line graph showing closing market price (USD) of BancWest Common Stock beginning on 5/31/1996 and ending on 5/4/2001 with the following events noted:]


(5/27/1998) Merger between Neptune and Trident announced.

(9/22/1998) Management announces that merger with Trident will be less dilutive to earnings than expected due to revision of amortization expense.

(2/25/1999) Acquisition of Sierra West Bancorp announced.


(1/19/2000) Plan to acquire 68 branches of First Security announced.

(3/31/2000) Zions shareholders vote against First Security deal, Neptune's plan to acquire branches falls through.

(9/18/2000) Neptune selected as buyer of 30 First Security branches.

----------
Source: Muller.

Neptune Relative Performance

Indexed Price Comparison

                                Since the Merger
                                ----------------

[Line graph showing indexed price for Neptune, S&P Regional Banks, S&P 500 and Pacific Century beginning on 5/29/1998 and ending on 5/4/2001.]


                                    One Year
                                    --------
[Line graph showing indexed price for Neptune, S&P Regional Banks, S&P 500 and Pacific Century beginning on 5/4/2000 and ending on 5/4/2001.]


----------
Source: FactSet.

Neptune Relative P/E Performance

Five Years

                             Relative Trailing P/E
                             ---------------------
[Line graph showing price to last twelve months EPS for Neptune P/E and S&P Regional Banks P/E beginning on 4/24/1996 and ending on 4/24/2001.]


                                P/E Differential
                                ----------------
[Line graph showing LTM P/E differential for Neptune P/E - S&P Major Regional Banks P/E beginning on 4/24/1996 and ending on 4/24/2001.]

----------
Source: FactSet.

Total Return Analysis

                                               Pacific         Peer        S&P Maj.
                                 Neptune       Century       Group (a)    Reg. Banks     S&P 500
                                 -------       -------       ---------    ----------     -------
Total Return:
    5 Years                       103.1%         52.2%        179.7%         122.8%       110.6%
    3 Years                        39.5           5.5          15.5            6.4         17.4
    1 Year                         43.1          25.8          19.3           31.4         (9.1)
    6 Months                       27.6          43.9           6.9            5.6        (11.1)

Annualized Return:
    5 Years                        15.2%          8.8%         22.8%          17.4%        16.1%
    3 Years                        11.7           1.8           4.9            2.1          5.5

----------
Source: Bloomberg. Data as of 05/04/01.
(a) Consists of City National, Comerica, Pacific Capital, Pacific Century, Silicon Valley Bancshares, U.S. Bancorp, Wells Fargo, UnionBanCal, Westamerica and Zions.

Summary Analyst Comments on Neptune

    Company / Analyst                                            Date                                 Comments
    -----------------                                            ----                                 --------

Goldman Sachs / Lori Appelbaum                                 4/19/2001        o     Neptune delivered 13% EPS growth in the
                                                                                      first quarter and expanded its mainland
                                                                                      presence into New Mexico and Las Vegas.
                                                                                      Revenue momentum was aided by strong loan
                                                                                      growth and fee income while credit quality
                                                                                      concerns increased. We are maintaining our
                                                                                      current estimates and our market
                                                                                      outperformer rating

                                                                                o     Loan growth continued to remain strong at
                                                                                      12% with double-digit growth experienced
                                                                                      across commercial, consumer, and auto lease
                                                                                      portfolios

Merrill Lynch / Beth Messmore                                  4/23/2001        o     Neptune is strategically positioned in
                                                                                      generally faster-growth markets and
                                                                                      continues to build consumer / business
                                                                                      relationships. Excluding the branches
                                                                                      acquisition, total deposits and non-interest
                                                                                      bearing demand rose 6% and 10% respectively
                                                                                      during the quarter

                                                                                o     Management appears well aware of the risks
                                                                                      inherent in its syndicated loan portfolio
                                                                                      and is closely monitoring its situation

Dain Rauscher Wessels / Joe Morford                            4/23/2001        o     Given the solid operating performance in the
                                                                                      first quarter, we are maintaining our 2001
                                                                                      and 2002 EPS estimates of $1.95 and $2.15,
                                                                                      respectively

                                                                                o     Currently, the shares are trading at 12.7x
                                                                                      this year's earnings, representing almost a
                                                                                      10% discount to the S&P major regional bank
                                                                                      median. Over time, we would expect this
                                                                                      discount to narrow

Lehman Brothers / Brock Vandervliet                            4/18/2001        o     Although results are not quite as strong as
                                                                                      we would have hoped, we believe Neptune
                                                                                      remains on target to realize our estimates
                                                                                      for the year. We reiterate our strong buy
                                                                                      rating

                                                                                o     In a thoughtful move, Neptune increased its
                                                                                      provision by $18.8 million sequentially
                                                                                      given the current economic slowdown
                                                                                      nationally and in California, agricultural
                                                                                      lending, and the addition of loans with the
                                                                                      recent branch acquisitions. Having been
                                                                                      concerned with the reserve level in the
                                                                                      past, we applaud the move

Summary Observations on 1998 MOE

o     The merger between Trident and Neptune has resulted in:

      -     EPS ahead of 1998 forecast (a)

      - Earnings growth of 15% vs. 5% originally forecast for Neptune stand-alone (a)

      -     Integration of the companies is widely viewed as a success

      - As a result of the 1998 MOE, Neptune is more geographically diversified than it was before the merger

o Neptune is positioned to take advantage of a strong California presence as well as a recovering Hawaiian economy:

      -     Approximately 60%-70% of business now outside of Hawaii (b)

      - Two additional acquisitions outside Hawaii (Sierra West, First Security branches)

o     Today, Neptune trades in-line with comparable West Coast banks

----------

(a)   Per 1998 management projections.
(b)   Based on management estimates.

Analysis of Neptune/Trident Merger

                                                                    For the Year Ended December 31,
                                                        ----------------------------------------------------     1997-00
                                                          1997A      1998       1999       2000       2001         CAGR
                                                        --------   --------   --------   --------   --------     --------
Stand-Alone (At Time of Merger): (a)
       Neptune Net Income                               $   84.3   $   88.7   $   93.4   $   98.1   $  103.0        5.2%
       EPS                                                  1.32       1.42       1.49       1.57       1.65        5.8
       Trident Net Income                               $   62.9   $   71.4   $   81.2   $   90.5   $  101.0       12.9%

                                                                                                                  1999-01
Combined (At Time of Merger) (a):                                                                                   CAGR
                                                                                                                 --------
       Neptune Net Income                                                     $   93.4   $   98.1   $  103.0        5.0%
       Trident Net Income                                                         81.2       90.5      101.0       11.5
                                                                              --------   --------   --------
          Subtotal                                                               174.6      188.6      204.0        8.1
                                                                              --------   --------   --------
       Cost Savings (After-tax)                                                   17.7       30.5       31.4
       Interest Income (Incremental)                                              (3.4)      (2.6)      (1.8)
       Goodwill Amortization                                                     (28.0)     (28.0)     (28.0)
                                                                              --------   --------   --------
    Pro Forma Net Income                                                      $  160.9   $  188.5   $  205.6       13.0%
                                                                              ========   ========   ========
    Pro Forma EPS                                                             $   1.40   $   1.64   $   1.79

Actual Results: (b)
    Neptune Net Income                                                        $   98.5   $  112.0
    Trident Net Income                                                            91.4      110.0
    Parent/Other                                                                  (6.4)      (4.8)
                                                                              --------   --------   --------
       Net Income                                                             $  183.5   $  217.2   $  244.2 (c)   15.4%
                                                                              ========   ========   ========
    EPS                                                                       $   1.47   $   1.74   $   1.93       14.5
    Change in EPS vs. Original Projection                                          4.8%       5.6%       7.6%

----------

(a)   Per Management projections at the time of merger.
(b) Adjusted to exclude one-time and non-recurring charges. Per Company financial reports.
(c)   Per management projections.

Analysis of Neptune/Trident Merger

                                                   P/E          Cash P/E
                                              ------------    ------------
                                              1998    1999    1998    1999
                                              ----    ----    ----    ----
      1998:
            Neptune                           13.9x   13.2x   12.3x   11.7x
            West Coast Avg.                   20.6    17.7    18.1    15.8
                                              ----    ----    ----    ----
              Difference                       6.7x    4.5x    5.8x    4.1x
                                              ====    ====    ====    ====

                                                   P/E          Cash P/E
                                              ------------    ------------
                                              2000    2001    2000    2001
                                              ----    ----    ----    ----
      Current:
            Neptune                           13.1x   11.6x   11.6x   10.4x
            West Coast Avg.                   13.6    11.8    12.5    11.0
                                              ----    ----    ----    ----
               Difference                      0.5x    0.2x    1.0x    0.7x
                                              ====    ====    ====    ====

----------
(a) Average consists of City National, Comerica, Pacific Capital, Pacific Century, Silicon Valley, U.S. Bancorp, UnionBanCal, Wells Fargo, Westamerica, and Zions.

Analysis at Various Prices
(dollars in millions, except per share data)

                                               Current                    Price Per Neptune Share
                                  Company       Price      ----------------------------------------------------
                                   Data        $24.98        $32.00        $33.00        $34.00        $35.00
                                ----------   ----------    ----------    ----------    ----------    ----------
Aggregate Consideration (a)                                  $4,069        $4,198        $4,328        $4,458

Implied Premium:
    Current                                                    28.1%         32.1%         36.1%         40.1%
    52-Week High                               $27.25          17.4          21.1          24.8          28.4

Price / EPS:
    LTM                            $1.85         13.5x         17.3x         17.9x         18.4x         19.0x
    2001E (b)                       1.90         13.1          16.8          17.4          17.9          18.4
    2002E (b)                       2.15         11.6          14.9          15.3          15.8          16.3

Price / Cash EPS:
    LTM                            $2.05         12.2x         15.6x         16.1x         16.6x         17.0x
    2001E (b)(c)                    2.16         11.6          14.8          15.3          15.7          16.2
    2002E (b)(c)                    2.41         10.4          13.3          13.7          14.1          14.5

Price / Book:
    Stated                        $16.40          1.5x          2.0x          2.0x          2.1x          2.1x
    Tangible                       10.33          2.4           3.1           3.2           3.3           3.4

Core Deposit Premium (d)         $10,490         17.4%         26.1%         27.3%         28.5%         29.8%

----------
(a) Aggregate consideration adjusted to reflect dilutive impact of 5.1 million options outstanding with weighted average strike price of $16.58.
(b)   I/B/E/S median estimate.
(c)   Amortization per management estimates.
(d)   Assumes core deposits represent 71.3% of total deposits.

Summary of Assumptions

o Neptune cash EPS of $2.16 in 2001 and $2.41 in 2002 (based on IBES median EPS estimates of $1.90 in 2001 and $2.15 in 2002 and management projections for amortization expense)

o     100% cash consideration

o     Pre-tax cost of capital of 6.65% for Jupiter

o     No synergies or cost savings for Jupiter

o     Purchase accounting in accordance with French GAAP (a):

      -- 100% of purchase premium is attributed to goodwill and is amortized over 20 years, the maximum period Jupiter allows for amortization

      --    Goodwill is not tax deductible

o     Key assumptions for Neptune:

      --    Stock price as of May 4, 2001 (b)

      --    Tax rate of 35%


----------
(a)   Per Arthur Andersen.
(b)   Per FactSet.

Summary Pro Forma Analysis
(dollars in millions, except per share data)

                                                          @ $35.00 / share
                                                         ------------------
                                                          2001E      2002E
                                                         ------      ------
Summary Income Statement (a):

   JUPITER                                               $3,741      $4,059
   55.0% of NEPTUNE                                         146         163
                                                         ------      ------
      Unadj. Pro Forma                                   $3,887      $4,222
                                                         ======      ======

Transaction Adjustments:
   Cost Savings                                              $0          $0
   Revenue Synergies                                          0           0
   Interest Expense                                        (106)       (106)
   Transaction Amortization                                 (68)        (68)
   Earnings on Cash Flow                                     (2)         (7)
                                                         ------      ------
      Total Adjustments                                   ($176)      ($180)
                                                         ------      ------
   Pro Forma Net Income                                  $3,711      $4,041
                                                         ======      ======
   Cash Net Income                                       $3,778      $4,109
                                                         ======      ======

Stand-Alone Acquiror (a):
   EPS                                                    $8.35       $9.06
   Cash EPS                                                8.64        9.35

Pro Forma Per Share Data:
--------------------------------------------------------------------------------
   Diluted EPS:
      GAAP                                                $8.28       $9.02
        % Change vs. Acq. Stand - Alone                    (0.8)%      (0.4)%
      Cash                                                $8.73       $9.47
        % Change vs. Acq. Stand - Alone                     1.0%        1.3%
--------------------------------------------------------------------------------

----------
(a)   Per I/B/E/S median estimates.

Discounted Cash Flow Analysis -- I/B/E/S Estimates (a)
(dollars in millions, except per share data)

                                                                                                   Projected
                                                                          --------------------------------------------------------
                                               Assump.      2000          2001          2002          2003        2004        2005
                                               -------      ----          ----          ----          ----        ----        ----
Net Interest Income                                         $747
Provision for Credit Losses                                   60
                                                           -----
   Net Interest Income After Provision                       687
                                                           -----
Non-Interest Income                                          216
Non-Interest Expense                                         534
                                                           -----
   Pre-Tax Income                                            369
                                                           -----
Provision for Income Taxes                                   152
                                                           -----
   "Old" GAAP Net Income                                    $217          $238          $269          $292        $317        $344
                                                           =====         =====        ======        ======      ======      ======
   "New" GAAP Net Income                                     244           265           296           319         344         371
                                                           =====         =====        ======        ======      ======      ======
   Cash Net Income                                           250           270           302           324         349         376
                                                           =====         =====        ======        ======      ======      ======

  Earnings per Share:
   "Old" GAAP                                              $1.73         $1.90         $2.15         $2.33       $2.53       $2.75
   "New" GAAP                                               1.95          2.12          2.37          2.55        2.75        2.96
   Cash                                                     2.00          2.16          2.41          2.59        2.79        3.01
                                               -----
      LT Growth Rate (b)                        8.5%                                                   8.5%        8.5%        8.5%
                                               -----
   Shares Outstanding                                      125.0         125.1         125.1         125.1       125.1       125.1
                                               -----
      Dividend Payout Rate                     36.4%        36.4%         36.4%         36.4%         36.4%       36.4%       36.4%
                                               -----
Distribution to Shareholders                               $84.7         $98.4        $109.8        $118.1      $127.1      $136.9
                                                           =====         =====        ======        ======      ======      ======

                                                                                    PV of Terminal value                     Firm
                                                           PV of             Assuming Cash Net Income Multiples of:          Value
                                            Discount     Cash Flows     ----------------------------------------------      -------
                                              Rate       (12/31/00)       12.0x         14.0x         16.0x       18.0x       12.0x
                                            -------      ---------      ------        ------        ------      ------      ------
                                               10.0%        $441        $3,083        $3,597        $4,111      $4,624      $3,524
                                            ---------------------------------------------------------------------------------------
                                               12.5          412         2,818         3,287         3,757       4,227       3,230
                                            ---------------------------------------------------------------------------------------
                                               15.0          387         2,581         3,011         3,441       3,871       2,968
                                                                                    -----------------------------------------------
                                                                                                                            $27.80
                                                                                       Implied Price per Share               25.54
                                                                                                                             23.52
                                                                                    -----------------------------------------------

                                                                CAGRs
                                               -----------------------------------
                                               2001-05       2001-03       2003-05
                                               -------       -------       -------
Net Interest Income
Provision for Credit Losses

   Net Interest Income After Provision

Non-Interest Income
Non-Interest Expense

   Pre-Tax Income

Provision for Income Taxes

   "Old" GAAP Net Income                           9.6%         10.8%          8.5%

   "New" GAAP Net Income                           8.8           9.7           7.8

   Cash Net Income                                 8.6           9.6           7.7


  Earnings per Share:
   "Old" GAAP
   "New" GAAP                                      8.8%          9.7%          7.8%
   Cash                                            8.6           9.6           7.7

      LT Growth Rate (b)

   Shares Outstanding

      Dividend Payout Rate

Distribution to Shareholders                       8.6%          9.6%          7.7%



                                                            Firm Value
                                               -----------------------------------
                                                  14.0x         16.0x         18.0x
                                                ------         -----        ------
                                                $4,037        $4,551        $5,065
                                               -----------------------------------
                                                 3,700         4,170         4,639
                                               -----------------------------------
                                                 3,398         3,828         4,258
                                               -----------------------------------
                                                $31.76        $35.72        $39.68
                  Implied Price per Share        29.16         32.78         36.40
                                                 26.83         30.15         33.46
                                               -----------------------------------

----------
(a)   Based on Company information and I/B/E/S median estimates.
(b) Represents long-term growth rate on "Old GAAP" I/B/E/S estimates. Growth rates on both cash and "New GAAP" incomes are lower due to lack of intangible amortization growth.

Discounted Cash Flow Analysis -- Management Projections (a)
(dollars in millions, except per share data)

                                                                                                   Projected
                                                                        ---------------------------------------------------------
                                               Assump.      2000         2001          2002          2003        2004        2005
                                               -------      ----        ------         ----          ----        ----        ----
Net Interest Income                                         $747          $783          $858          $914
                                                              60            71            67            69
                                                           -----        ------        ------        ------
   Net Interest Income, Net of Provision                     687           712           791           845
                                                           -----        ------        ------        ------
         Total Noninterest Income                            216           271           256           289
         Total Noninterest Expenses                          534           580           605           645
                                                           -----        ------        ------        ------
Pre-tax Income                                               369           403           442           489
                                                           -----        ------        ------        ------
Provision for Income Taxes                                   152           162           177           196
                                                           -----        ------        ------        ------
   "Old" GAAP Net Income                                    $217          $242          $265          $293        $323        $355
                                                           =====        ======        ======        ======      ======      ======
   Cash Net Income                                          $250          $277          $298          $326        $355        $387
                                                           =====        ======        ======        ======      ======      ======
  Earnings per Share:
   GAAP                                                    $1.73         $1.92         $2.10         $2.30       $2.53       $2.79
   Cash                                                     2.00          2.20          2.36          2.56        2.79        3.04
                                                                                                                 -----       -----
      LT Growth Rate                                                                                              10.0%       10.0%
                                                                                                                 -----       -----
   Diluted Shares Outstanding                              125.0         126.3         126.4         127.3       127.3       127.3
                                               ----
      Dividend Payout Rate                     36.4%        36.4%         36.4%         36.4%         36.4%       36.4%       36.4%
                                               ----
Distribution to Shareholders                               $84.7        $100.9        $108.5        $118.6      $129.3      $141.0
                                                           =====        ======        ======        ======      ======      ======

                                                                                    PV of Terminal value                     Firm
                                                           PV of             Assuming Cash Net Income Multiples of:          Value
                                            Discount     Cash Flows     ----------------------------------------------      -------
                                              Rate       (12/31/00)       12.0x         14.0x         16.0x       18.0x       12.0x
                                            -------      ---------      ------        ------        ------      ------      ------
                                               10.0%        $446        $3,175        $3,704        $4,233      $4,762      $3,621
                                            ---------------------------------------------------------------------------------------
                                               12.5          418         2,902         3,386         3,869       4,353       3,320
                                            ---------------------------------------------------------------------------------------
                                               15.0          392         2,658         3,101         3,544       3,987       3,050
                                                                                    -----------------------------------------------
                                                                                                                            $28.55
                                                                                       Implied Price per Share               26.23
                                                                                                                             24.15
                                                                                    -----------------------------------------------

                                                                CAGRs
                                               -----------------------------------
                                               2001-05       2001-03       2003-05
                                               -------       -------       -------
Net Interest Income


   Net Interest Income, Net of Provision

         Total Noninterest Income
         Total Noninterest Expenses

Pre-tax Income

Provision for Income Taxes

   "Old" GAAP Net Income                          10.1%         10.1%         10.0%

   Cash Net Income                                 8.7           8.4           9.0


  Earnings per Share:
   GAAP                                            9.8%          9.7%         10.0%
   Cash                                            8.5           8.0           9.0

      LT Growth Rate

   Diluted Shares Outstanding

      Dividend Payout Rate

Distribution to Shareholders                       8.7%          8.4%          9.0%


                                                             Firm Value
                                               -----------------------------------
                                                  14.0x         16.0x         18.0x
                                                ------         -----        ------
                                                $4,150        $4,680        $5,209
                                               -----------------------------------
                                                 3,803         4,287         4,771
                                               -----------------------------------
                                                 3,493         3,935         4,378
                                               -----------------------------------
                                                $32.63        $36.71        $40.79
                  Implied Price per Share        29.96         33.68         37.41
                                                 27.56         30.97         34.39
                                               -----------------------------------

----------
(a)   Based on Company management projections.

Overview of Comparable Transactions

                                       Selected Bank Transaction >$1.0 bn
                             ---------------------------------------------------
                                 Deal Price as a Multiple of:
                             ----------------------------------         1 Day
                              LTM          NFY                          Premium
                              EPS          EPS          TBV            to Market
                             -----        -----        -----           ---------
Median Statistics:
  2001                       18.8x        15.9x        2.79x              29.5%
  2000                       15.0         13.3         3.11               18.6
  1999                       21.1         19.0         3.36               26.4
  1998                       27.8         20.8         4.11               20.5
  1997                       23.4         20.1         3.98               22.4

----------
Source: SNL Securities. Includes transactions with aggregate consideration over $1 billion, excluding MOE's.
Note: Please refer to Exhibit 7 for detailed data.

Representative Potential Acquirors of Neptune

   Name / Headquarters                   Market Cap ($)     2001 P/E Multiple
-------------------------------       -----------------     --------------------
Wells Fargo                                  81,287               16.6x
  (San Francisco)
--------------------------------------------------------------------------------
Firstar / US Bancorp                         43,212               13.0
  (Minneapolis)
--------------------------------------------------------------------------------
Comerica                                      9,383               11.0
  (Detroit)
--------------------------------------------------------------------------------
Zions                                         5,040               16.8
  (Salt Lake City)
================================================================================
First Union / Wachovia                       41,329                9.6(a)
  (Charlotte)
--------------------------------------------------------------------------------
Bank One                                     44,758               14.5
  (Chicago)
--------------------------------------------------------------------------------
Washington Mutual                            29,190               10.6
  (Seattle)
--------------------------------------------------------------------------------
UnionBanCal                                   4,725               10.0
  (San Francisco)
--------------------------------------------------------------------------------
HSBC                                        114,076               15.2
  (Hong Kong)

(a)   Based on 2002E EPS, pro forma for Wachovia acquisition.

Overview of Assumptions

o Neptune cash EPS of $2.16 in 2001 and $2.41 in 2002 (based on IBES median EPS estimates of $1.90 in 2001 and $2.15 in 2002 and management projections for amortization expense)

o     100% stock consideration

o     Pre-tax synergies vary according to Buyer:

      --    25% of Neptune NIE for Wells Fargo

      --    15% of Neptune NIE for other buyers

      --    50% of synergies phase-in in 2001, 100% in 2002

o     Expected Purchase Accounting:

      -- Excess of consideration over target tangible book value booked as goodwill, not amortized

      -- Identifiable intangible deposit amortization equal to 6.0% of target's deposits, amortized over 8 years (a)

o     Key assumptions for Neptune (b):

      --    Stock prices as of May 4, 2001

      --    Balance sheet items as of December 31, 2000

      --    Tax rate of 35%

----------
(a)   Assumption reviewed with management.
(b)   Per Company reports and FactSet.

Summary Competitive Merger Analysis


[Bar graph showing summary competitive merger analysis based on earnings per I/B/E/S estimates.]

                                       Wells     Zions    Comerica    USB
                                      $33.10    $30.56    $21.51     $2.21






Market Cap. (bn)                       $81.3      $5.0      $9.4     $43.2
2002 P/E (GAAP)                         14.6x     15.0x     10.0x     11.2x
2002 P/E (Cash)                         12.9      13.4       9.7      10.0
Pro Forma TCE / TA                       7.8%      7.2%      8.8%      7.8%
Neptune Ownership                        4.9      44.9      24.7      13.5

----------
Source: Earnings per I/B/E/S median estimates.

Selected Transactions in the Banking Industry -- 1997 - Present
(dollars in millions)

                                                                               Deal Price as a
                                                                            Multiple of Seller's:
                                                                          -------------------------      Premium to Market
                                                                              EPS (a)      Tangible   ----------------------
Announce                                                          Deal    --------------    Book       One      One     One
  Date                  Acquiror/Target                          Value     LTM     NFY      Value      Day     Week    Month
--------    --------------------------------------------        ------    ------  ------    -------   ------   -----   ------
Selected Transactions (>$1.Obn):
  04/15/01    First Union Corp./ Wachovia Corp.                 $13,522    15.4x   13.1x     2.58x      6.6%     7.2%    6.0%
  01/26/01    Royal Bank of Canada/Centura Banks Inc.             2,330    18.8    15.9      2.79      29.5     34.1    27.0
  01/24/01    BB&T Corp./ F&M National Corp.                      1,163    21.9    19.5      3.22      47.2     54.9    53.1
                 Median                                                    18.8x   15.9x     2.79x     29.5%    34.1%   27.0%

  11/20/00    Fifth Third Bancorp/ Old Kent Financial Corp.      $4,962    18.4x   15.4x     3.31x     42.3%    39.5%   39.5%
  11/01/00    Comerica Inc./ Imperial Bancorp                     1,289    20.3    15.9      2.42      14.1     47.0    45.1
  10/04/00    Firstar Corp./ U.S. Bancorp                        21,237    13.4    13.0      4.43      21.4     32.8    30.5
  10/02/00    FleetBoston Financial Corp./ Summit Bancorp         6,991    15.0    13.3      2.92      15.7     43.4    45.0
  09/13/00    Chase Manhattan Corp./ J.P. Morgan & Co.           34,423    22.2      NM      3.44       5.8     16.3    35.7
  05/17/00    M&T Bank Corp./ Keystone Financial Inc.             1,027    12.5    12.1      2.04      33.4     38.4    22.7
  04/10/00    Wells Fargo & Co./ First Security Corp.             2,778    13.0    12.3      3.73      15.8     17.0    17.0
  02/07/00    BB&T Corp./ One Valley Bancorp Inc.                 1,202    15.0    14.1      2.31      30.1     39.4    20.3
                 Median                                                    15.0x   13.3x     3.11x     18.6%    38.9%   33.1%

  12/21/99    Wells Fargo & Co./ National Bancorp of Alaska      $1,099    21.0x   17.0x     2.50x     10.6%    15.9%   31.0%
  06/21/99    Citizens Financial Group, Inc./ UST Corp.           1,412    20.0    18.3      2.83      32.0     36.2    33.3
  06/16/99    Fifth Third Bancorp/ CNB Bancshares Inc.            2,328    26.5    21.3      3.59      44.0     38.4    47.1
  06/01/99    AmSouth Bancorp./ First American Corp.              6,328    21.3    19.8      3.89      30.1     27.2    36.8
  05/10/99    HSBC Holdings, Plc/Republic New York Corp.          7,496    19.1    18.2      3.13      17.0     20.8    30.6
  04/30/99    Firstar Corp./ Mercantile Bancorp.                  9,801    21.7    20.6      4.31      22.7     23.6    37.9
                 Median                                                    21.1x   19.0x     3.36x     26.4%    25.4%   35.1%

  11/30/98    Deutsche Bank AG/ Bankers Trust Corp.              $9,501      NM    16.6x     2.29x     20.4%    43.5%   48.1%
  07/20/98    SunTrust Banks Inc./ Crestar Financial Corp.        8,767    26.0x   22.7      4.37      20.7     40.3    56.0
  02/22/98    Union Planters Corp./ Magna Group Inc.              2,240    27.8    21.0      4.00      30.9     32.1    41.7
  02/08/98    Regions Financial Corp./ First Commercial Corp.     2,710    30.9    20.6      4.22       3.0     10.6    19.7
                 Median                                                    27.8x   20.8x     4.11x     20.5%    36.2%   44.9%

  12/07/97    First American Corp./ Deposit Guaranty Corp.       $2,693    29.8x   25.6x     5.41x     22.3%    32.8%   68.8%
  12/01/97    National City Corp./ First of America Bank Corp.    7,045    24.4    22.4      4.31      36.3     39.3    43.7
  11/18/97    First Union Corp./CoreStates Financial Corp.       17,104    22.6    20.1      6.07      17.2     18.2    13.4
  10/20/97    Bank One Corp./ First Commerce Corporation          3,069    23.4    20.2      3.58      21.5     18.0    27.3
  08/29/97    NationsBank Corp./ Barnett Banks Inc.              15,523    24.6    20.9      5.81      37.2     43.9    35.3
  07/21/97    First Union Corp./ Signet Banking Corp.             3,323    25.0    19.1      3.63      46.1     42.9    47.8
  06/24/97    Wachovia Corp./ Central Fidelity Banks Inc.         2,306    19.5    16.6      3.02      23.8     23.3    33.2
  03/20/97    First Bank System Inc./ U.S. Bancorp                9,086    18.5    15.8      3.98      22.4     17.6    19.4
  01/21/97    Allied Irish Banks Plc / Dauphin Deposit Corp.      1,357    18.7    16.5      2.46      21.1     31.3    36.5
                 Median                                                    23.4x   20.1x     3.98x     22.4%    31.3%   35.3%




                                                                Est.
Announce                                                        Cost      Market     Account.
  Date                  Acquiror/Target                        Savings   Type (b)   Treat. (c)
--------    --------------------------------------------       -------   --------  -----------
Selected Transactions (>$1.Obn):
  04/15/01    First Union Corp./ Wachovia Corp.                   35%       P        U
  01/26/01    Royal Bank of Canada/Centura Banks Inc.             14        E        U
  01/24/01    BB&T Corp./ F&M National Corp.                      35        P        P
                 Median                                           35%

  11/20/00    Fifth Third Bancorp/ Old Kent Financial Corp.       20%       P        P
  11/01/00    Comerica Inc./ Imperial Bancorp                     20        P        P
  10/04/00    Firstar Corp./ U.S. Bancorp                          8        P        P
  10/02/00    FleetBoston Financial Corp./ Summit Bancorp         30        E        P
  09/13/00    Chase Manhattan Corp./ J.P. Morgan & Co.            12        E        P
  05/17/00    M&T Bank Corp./ Keystone Financial Inc.             20        E        U
  04/10/00    Wells Fargo & Co./ First Security Corp.             NA        P        P
  02/07/00    BB&T Corp./ One Valley Bancorp Inc.                 NA        E        P
                 Median                                           20%

  12/21/99    Wells Fargo & Co./ National Bancorp of Alaska       NA        E        U
  06/21/99    Citizens Financial Group, Inc./ UST Corp.           40%       I        U
  06/16/99    Fifth Third Bancorp/ CNB Bancshares Inc.            20        P        P
  06/01/99    AmSouth Bancorp./ First American Corp.              18        P        P
  05/10/99    HSBC Holdings, Plc/Republic New York Corp.          47        P        U
  04/30/99    Firstar Corp./ Mercantile Bancorp.                  19        P        P
                 Median                                           20%

  11/30/98    Deutsche Bank AG/ Bankers Trust Corp.               NA        E        U
  07/20/98    SunTrust Banks Inc./ Crestar Financial Corp.        17%       E        P
  02/22/98    Union Planters Corp./ Magna Group Inc.              30        P        P
  02/08/98    Regions Financial Corp./ First Commercial Corp.     25        E        P
                 Median                                           25%

  12/07/97    First American Corp./ Deposit Guaranty Corp.        25%       E        P
  12/01/97    National City Corp./ First of America Bank Corp.    30        E        P
  11/18/97    First Union Corp./CoreStates Financial Corp.        45        I        P
  10/20/97    Bank One Corp./ First Commerce Corporation           9        I        P
  08/29/97    NationsBank Corp./ Barnett Banks Inc.               55        I        P
  07/21/97    First Union Corp./ Signet Banking Corp.             55        I        P
  06/24/97    Wachovia Corp./ Central Fidelity Banks Inc.         30        E        P
  03/20/97    First Bank System Inc./ U.S. Bancorp                28        E        P
  01/21/97    Allied Irish Banks Plc / Dauphin Deposit Corp.      28        P        U
                 Median                                           30%

----------
Source: SNL Securities. Includes transactions with aggregate consideration over $1 billion, excluding MOE.
(a) EPS before non-recurring and extraordinary items
(b) (I) In-market, (E) Expansion, (P) Partial Expansion.
(c) (P) Pooling, (U) Purchase.